UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2011

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	52-2336602
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 1st Avenue South, Suite 100, Seattle, Washington		98134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2011, Jones Soda Co. (the "Company") entered into a secured loan facility (the "Loan Facility") with Access Business Finance LLC (the "Lender"), pursuant to which the Company, through two of its wholly owned subsidiaries, Jones Soda (Canada) Inc. and Jones Soda Co. (USA) Inc. (together, the "Subsidiaries"), may borrow a maximum aggregate amount of up to $2,000,000 (the "Maximum Amount"), subject to satisfaction of certain conditions. All present and future obligations of the Subsidiaries arising under the Loan Facility are secured by a first priority security interest in all of the assets of the Company and the Subsidiaries and proceeds thereof, including accounts receivable, inventory and equipment, and are guaranteed by the Company and each of the Subsidiaries. The Loan Facility provides that, from time to time, the Subsidiaries may request advances equal to the lesser of: (i) 75% of the Subsidiaries' eligible accounts receivable (minus any reserve amount established by the Lender) and (ii) the Maximum Amount. Annual interest on unpaid advances under the Loan Facility is equal to the Prime Rate plus 2.00%, but may not be less than 5.25%, with a minimum facility payment of $5,000 per month. The Loan Facility has an initial term of one year, which automatically will be extended for successive one-year terms unless the Subsidiaries or the Lender gives at least 30 days' prior written notice of its intent to terminate to the Loan Facility at the end of the then current term.

The Loan Facility contains restrictions on the Subsidiaries' ability to, among other things, dispose of certain assets, engage in certain mergers and acquisition transactions and create liens on assets. The Loan Facility contains events of default that include, among other things, default by the Subsidiaries on any payment or other obligations under the Loan Facility, default by the Subsidiaries or the Company on any other indebtedness for borrowed funds, adverse changes in the Subsidiaries' financial condition or operations, bankruptcy or insolvency, a change of control of the Subsidiaries, default by the Company on its obligations as guarantor, and the loss of service of certain Company employees if they are not replaced by employees reasonably acceptable to the Lender. The occurrence of an event of default would increase the applicable rate of interest by 10% or such greater or lesser amount determined as set forth in the Loan and Security Agreement and could result in the acceleration of the Subsidiaries' obligations under the Loan Facility.

The Subsidiaries paid an aggregate fee in the amount of $20,000 upon entry into the Loan Facility. Upon initial borrowing on the Loan Facility, the Company has agreed to issue to the Lender a Warrant to purchase shares of Company common stock equal to $50,000, with an exercise price equal to the 20 day trailing average closing price of the Company's common stock from the date of the initial borrowing.

The foregoing description of the Loan Facility does not purport to be complete and is qualified in its entirety by reference to Loan and Security Agreements dated as of December 27, 2011, by and between each of the Subsidiaries and the Lender and the Guaranty and Security Agreements dated as of December 27, 2011, made by the Company and each of the Subsidiaries for the benefit of the Lender, copies of which are attached as an exhibit to this Current Report and incorporated herein by reference.

A copy of the Company's press release dated January 3, 2012 is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Loan and Security Agreement dated as of December 27, 2011, by and between Jones Soda Co. (USA) Inc. and Access Business Finance LLC

10.2 Loan and Security Agreement dated as of December 27, 2011, by and between Jones Soda (Canada) Inc. and Access Business Finance LLC

10.3 Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. with respect to Jones Soda Co. (USA) Inc., in favor of Access Business Finance LLC

10.4 Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. with respect to Jones Soda (Canada) Inc., in favor of Access Business Finance LLC

10.5 Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. (USA) Inc. in favor of Access Business Finance LLC

10.6 Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda (Canada) Inc. in favor of Access Business Finance LLC

99.1 Press release, dated January 3, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

January 3, 2012	By:	/s/ Carrie L. Traner

Name: Carrie L. Traner
Title: Vice President of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Loan and Security Agreement dated as of December 27, 2011, by and between Jones Soda Co. (USA) Inc. and Access Business Finance LLC
10.2	Loan and Security Agreement dated as of December 27, 2011, by and between Jones Soda (Canada) Inc. and Access Business Finance LLC
10.3	Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. with respect to Jones Soda Co. (USA) Inc. in favor of Access Business Finance LLC
10.4	Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. with respect to Jones Soda Co. (Canada) Inc., in favor of Access Business Finance LLC
10.5	Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. (USA) Inc. in favor of Access Business Finance LLC
10.6	Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda (Canada) Inc. in favor of Access Business Finance LLC
99.1	Press release, dated January 3, 2012